EXHIBIT 11

                          NATIONAL VISION ASSOCIATES, LTD.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                   (000's except per common share information)



                                                  Three Months Ended               Nine Months Ended
                                             ---------------------------      ---------------------------
                                              September 27,    October 3,     September 27      October 3,
                                                  1997           1998            1997             1998
                                                -------         -------        --------         ---------
NET INCOME                                    $ 1,859          $1,852          $ 5,132          $ 6,447
                                              =======          ======          =======          =======

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                                    20,649          $21,034         $20,649          $20,909

BASIC INCOME PER COMMON SHARE                  $ 0.09          $  0.09            0.25          $  0.31


WEIGHTED SHARES OUTSTANDING                    20,649           21,034          20,649           20,909
  Net options issued to employees                 101              172             118              321
                                               ------          -------         -------           ------

AGGREGATE COMMON SHARES OUTSTANDING            20,750           21,206          20,767           21,230
                                               ======           ======         =======           ======

DILUTED INCOME PER COMMON SHARE                $ 0.09           $  0.09         $ 0.25          $  0.30
                                              =======           =======        =======          =======



     In 1997, the Company adopted SFAS No. 128 "Earnings Per Share". Basic earnings per common share were computed by dividing net income by the weighted average number of common shares outstanding during the year. Diluted earnings per common share were computed as basic earnings per common share, adjusted for outstanding stock options that are dilutive.